SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Event Requiring Report: March 15, 2004

eRXSYS, INC.
(Exact name of registrant as specified in its charter)

NEVADA         000-33165            98-0233878
         (State of Incorporation)                   (Commission                             (IRS Employer
                                         File Number)                             Identification #)

18662 MacArthur Blvd., Suite #200-15
Irvine, California 92612
_______________________________
(Address of Principal Executive Offices)

(949) 440-3248
__________________________________________
(Registrant's telephone number, including area code)

Surforama.com, Inc.
18662 MacArthur Blvd., Suite #200-15
Irvine, California 92612
_________________________________
(Registrant's Former Name and Address)

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ITEM 1. CHANGES IN CONTROL OF REGISTRANT

None

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

None

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

None

ITEM 4. CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT

None

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

License Agreement with Network Technology, Inc. ("RxNT")

On March 15, 2004, we entered into a License Agreement with RxNT to acquire and utilize an additional form of technology. The acquisition of this technology will assist us in the implementation of our business plan, which is to commercialize a pharmaceutical management system that combines automated prescription-writing technology for physicians with dedicated high-tech pharmacy operations to serve the needs of the physician members’ patients.

Negotiation of Assignment of Membership Interest in TPG, L.L.C.

In April 2003, we entered into a joint venture agreement with TPG Partners, L.L.C. (TPG) for the purpose of funding the establishment and operations of select pharmacies. On March 5, 2004, Ron Folse, our Executive Vice President, and A.J. LaSota, our President and Director, resigned from all positions of authority in TPG. Mr. Folse and Mr. LaSota each currently own 19.4% of TPG and are in the process of negotiating the assignment of their membership interest in TPG to our company.

Litigation with Safescript Pharmacies, Inc.

On March 17, 2004, we initiated suit in Nevada State Court against Safescript Pharmacies, Inc. seeking damages, declaratory relief, and to rescind our License Agreement with them and to recover the consideration paid therefor, including all cash and 4,444,444 common shares of our stock. This case has been stayed by reason of Safescript Pharmacies, Inc.’s bankruptcy filing on March 19, 2004.

ITEM 6. RESIGNATIONS OF REGISTRANT'S DIRECTORS

None

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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

FINANCIAL STATEMENTS

None

EXHIBITS

10.1     License Agreement with Network Technology, Inc. ("RxNT")

99.1     Complaint filed in Nevada State Court

ITEM 8. CHANGE IN FISCAL YEAR

None

ITEM 9. REGULATION FD DISCLOSURE

None

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      eRXSYS, INC.

                                      By:
                                    /s/ David Parker
                                    David Parker
                                    Chief Executive Officer

                                                                                                                                                Date : March 22, 2004

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